Exhibit 99.2

  Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
                      (18 U.S.C.  1350)

The undersigned, the Chief Financial Officer of Ryan's Family Steak Houses, Inc. (the "Company"), certifies that to the best of his knowledge: (1) the Quarterly Report on Form 10-Q for the period ended October 2, 2002 (the "Periodic Report"), which accompanies this certification fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and (2) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

The foregoing certification is made solely for purposes of
 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.  1350)
and no person shall be entitled to rely upon the foregoing certification for any other purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.


                              /s/ Fred T. Grant,Jr.
                              Fred T. Grant, Jr.
                              Senior Vice President -
                              Finance, Treasurer and
                              Assistant Secretary



Date:  November 18, 2002